UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2008 (May 16, 2008)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 16, 2008, the earnest money deposit pertaining to the sale of Glimcher Realty Trust’s (the “Registrant”) Great Mall of the Great Plains, a regional mall located in Olathe, KS (the “Mall”), became non-refundable under the terms of the Commercial Purchase Real Estate Contract (the “Contract”) executed by an unaffiliated qualified investor group (the “Buyer”) and affiliates of the Registrant.  Under the terms of the Contract, the Buyer has $400,000 of earnest money at risk with an anticipated closing date of August 14, 2008 and may extend the closing date for the Mall sale until November 12, 2008 for an additional non-refundable earnest money deposit of $500,000.  The sale price for the Mall under the current terms of the Contract remains above the Registrant’s recorded or current book value for the asset of approximately $20 million.  The Registrant expects to complete the sale of the Mall in the second half of 2008, provided the Buyer moves forward to complete its acquisition of the Mall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: May 19, 2008	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary